                                                                    EXHIBIT 10.5





                            1999 STOCK INCENTIVE PLAN

                                       OF

                             RF MICRO DEVICES, INC.

                            1999 STOCK INCENTIVE PLAN
                                       OF
                             RF MICRO DEVICES, INC.

1.       PURPOSE

         The purpose of the 1999 Stock Incentive Plan of RF Micro Devices, Inc. (the "Plan") is to encourage and enable selected employees, directors and independent contractors of RF Micro Devices, Inc. (the "Corporation") and its related corporations to acquire or to increase their holdings of common stock of the Corporation (the "Common Stock") and other proprietary interests in the Corporation in order to promote a closer identification of their interests with those of the Corporation and its shareholders, thereby further stimulating their efforts to enhance the efficiency, soundness, profitability, growth and shareholder value of the Corporation. This purpose will be carried out through the granting of benefits (collectively referred to herein as "awards") to selected employees, independent contractors and directors, including the granting of incentive stock options ("incentive options") intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonqualified stock options ("nonqualified options"), stock appreciation rights ("SARs"), restricted stock awards ("restricted stock awards"), and restricted units ("restricted units") to such participants. Incentive options and nonqualified options shall be referred to herein collectively as "options." Restricted stock awards and restricted units shall be referred to herein collectively as "restricted awards."

2.       ADMINISTRATION OF THE PLAN

         (a) The Plan shall be administered by the Board of Directors of the Corporation (the "Board" or the "Board of Directors") or, upon its delegation, by the Compensation Committee of the Board of Directors (the "Committee"). Unless the Board determines otherwise, the Committee shall be comprised solely of "non-employee directors," as such term is defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or as may otherwise be permitted under Rule 16b-3. Further, to the extent required by
Section 162(m) of the Code and related regulations, the Plan shall be administered by a committee comprised of "outside directors" (as such term is defined in Section 162(m) or related regulations) or as may otherwise be permitted under Section 162(m) and related regulations. For the purposes herein, the term "Administrator" shall refer to the Board and, upon its delegation to the Committee of all or part of its authority to administer the Plan, to the Committee.

         (b) Any action of the Administrator with respect to the Plan may be taken by a written instrument signed by all of the members of the Board or Committee, as appropriate, and any such action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly held and called. Subject to the provisions of the Plan, the Administrator shall have full and final authority in its discretion to take any action with respect to the Plan including, without limitation, the authority (i) to determine all matters relating to awards, including selection of individuals to be granted awards, the types of awards, the number of shares of the Common Stock, if any, subject to an award, and all terms, conditions, restrictions and limitations of an award; (ii) to prescribe the form or forms of the agreements evidencing any awards granted under the Plan; (iii) to establish, amend and rescind rules and regulations for the administration of the Plan; and (iv) to construe and interpret the Plan and agreements evidencing awards granted under the Plan, to interpret rules and regulations for administering the Plan and to make all other determinations deemed necessary or advisable for administering the Plan. The Administrator shall also have authority, in its sole discretion, to accelerate the date that any award which was not otherwise exercisable or vested shall become exercisable or vested in whole or in part without any obligation to accelerate such date with respect to any other award granted to any recipient. In addition, the Administrator shall have the authority and discretion to establish terms and conditions of awards as the Administrator determines to be necessary or appropriate to conform to the applicable requirements or practices of jurisdictions outside of the United States.

         (c) Notwithstanding Section 2(b), the Administrator may delegate to the chief executive officer of the Corporation the authority to grant awards, and to make any or all of the determinations reserved for the Administrator in the Plan and summarized in Section 2(b) herein with respect to such awards, to any individual who, at the time of said grant or other determination, (i) is not deemed to be an officer or director of the Corporation within the meaning of
Section 16 of the Exchange Act, (ii) is not deemed to be a covered employee (as defined in Section 18(b) herein), and (iii) is otherwise eligible under Section
5. To the extent that the Administrator has delegated authority to grant awards pursuant to this Section 2(c) to the chief executive officer, references to the Administrator shall include references to such person, subject, however, to the requirements of the Plan, Rule 16b-3, Section 162(m) of the Code and other applicable law.

3.       EFFECTIVE DATE

         The effective date of the Plan shall be July 1, 1999 (the "Effective Date"). Awards may be granted under the Plan on and after the effective date, but no awards will be granted after June 30, 2009.

4.       SHARES OF STOCK SUBJECT TO THE PLAN; AWARD LIMITATIONS

         (a) Subject to adjustments as provided in this Section 4, the number of shares of Common Stock that may be issued pursuant to awards shall be four million (4,000,000) shares. Such shares shall be authorized but unissued shares or shares purchased on the open market or by private purchase. The maximum number of shares of Common Stock that may be issued under the Plan pursuant to the grant of restricted awards shall not exceed 500,000 shares. No participant may be granted awards in any 12- month period for more than 100,000 shares of Common Stock (or the equivalent value thereof based on the fair market value per share of the Common Stock on the date of grant of an award).

         (b) The Corporation hereby reserves sufficient authorized shares of Common Stock to meet the grant of awards hereunder. Any shares subject to an award which is subsequently forfeited, expires or is terminated may again be the subject of an award granted under the Plan. To the extent that any shares of Common Stock subject to an award are not delivered to a participant (or his beneficiary) because the award is forfeited, canceled, settled in cash or used to satisfy applicable tax withholding obligations, such shares shall not be deemed to have been issued for purposes of determining the maximum number of shares of Common Stock available for issuance under the Plan. If the purchase price of an award granted under the Plan is satisfied by tendering shares of Common Stock, only the number of shares issued net of the shares of Common Stock tendered shall be deemed issued for purposes of determining the maximum number of shares of Common Stock available for issuance under the Plan.

         (c) If there is any change in the outstanding shares of Common Stock because of a merger, consolidation or reorganization involving the Corporation or a related corporation, or if the Board of Directors of the Corporation declares a stock dividend or stock split distributable in shares of Common Stock, or if there is a similar change in the capital stock structure of the Corporation or a related corporation affecting the Common Stock, the number of shares of Common Stock reserved for issuance under the Plan shall be correspondingly adjusted, and the Administrator shall make such adjustments to awards or to any provisions of this Plan as the Administrator deems equitable to prevent dilution or enlargement of awards or as may be otherwise advisable.

5.       ELIGIBILITY

         An award may be granted only to an individual who satisfies the following eligibility requirements on the date the award is granted:

         (a) The individual is either (i) an employee of the Corporation or a related corporation, (ii) a director of the Corporation or a related corporation, or (iii) an independent contractor, consultant or advisor (collectively, "independent contractors") providing services to the Corporation or a related corporation. For this purpose, an individual shall be considered to be an "employee" only if there exists between the individual and the Corporation or a related corporation the legal and bona fide relationship of employer and employee.

         (b) With respect to the grant of incentive options, the individual does not own, immediately before the time that the incentive option is granted, stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or a related corporation. Notwithstanding the foregoing, an individual who owns more than 10% of the total combined voting power of the Corporation or a related corporation may be granted an incentive option if the option price is at least 110% of the fair market value of the Common Stock (as defined in Section 6(c)(ii) herein), and the option period (as defined in Section 6(d) herein) does not exceed five years. For this purpose, an individual will be deemed to own stock which is attributable to him under
Section 424(d) of the Code.

         (c) With respect to the grant of substitute awards or assumption of awards in connection with a merger, reorganization or similar business combination involving the Corporation or related corporation, the recipient is otherwise eligible to receive the award and the terms of the award are consistent with the Plan and applicable laws, rules and regulations (including, to the extent necessary, the federal securities laws registration provisions and
Section 424(a) of the Code).

         (d) The individual, being otherwise eligible under this Section 5, is selected by the Administrator as an individual to whom an award shall be granted (a "participant").

6.       OPTIONS

         (a) Grant of Options: Subject to the limitations of the Plan, the Administrator may in its sole and absolute discretion grant options to such eligible individuals in such numbers, upon such terms and at such times as the Administrator shall determine. Both incentive options and nonqualified options may be granted under the Plan. To the extent that an option is designated as an incentive option but does not qualify as such under Section 422 of the Code, the option (or portion thereof) shall be treated as a nonqualified option.

         (b) Option Price: The price per share at which an option may be exercised (the "option price") shall be established by the Administrator and stated in the agreement evidencing the grant of the option; provided, that (i) in the case of an incentive option, the option price shall be no less than the fair market value per share of the Common Stock (as determined in accordance with Section 6(c)(ii) on the date the option is granted) and (ii) in no event shall the option price per share of any option be less than the par value per share of the Common Stock.

         (c) Date of Grant; Fair Market Value

                  (i) An incentive option shall be considered to be granted on the date that the Administrator acts to grant the option, or on any later date specified by the Administrator as the effective date of the option. A nonqualified option shall be considered to be granted on the date the Administrator acts to grant the option or any other date specified by the Administrator as the date of grant of the option.

                  (ii) For the purposes of the Plan, the fair market value per share of the Common Stock shall be established in good faith by the Administrator and, except as may otherwise be determined by the Administrator, the fair market value shall be determined in accordance with the following provisions: (A) if the shares of Common Stock are listed for trading on the New York Stock Exchange or the American Stock Exchange, the fair market value shall be the closing sales price per share of the shares on the New York Stock Exchange or the American Stock Exchange (as applicable) on the date immediately preceding the date the option is granted, or, if there is no transaction on such date, then on the trading date nearest preceding the date the option is granted for which closing price information is available, and, provided further, if the shares are quoted on the Nasdaq National Market or the Nasdaq SmallCap Market of the Nasdaq Stock Market but are not listed for trading on the New York Stock Exchange or the American Stock Exchange, the fair market value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system on the date immediately preceding the date the option is granted for which such information is available; or (B) if the shares of Common Stock are not listed or reported in any of the foregoing, then the fair market value shall be determined by the Administrator in accordance with the applicable provisions of Section 20.2031-2 of the Federal Estate Tax Regulations, or in any other manner consistent with the Code and accompanying regulations.

                  (iii) In no event shall there first become exercisable by an employee in any one calendar year incentive options granted by the Corporation or any related corporation with respect to shares having an aggregate fair market value (determined at the time an incentive option is granted) greater than $100,000.

         (d) Option Period and Limitations on the Right to Exercise Options

                  (i) The term of an option (the "option period") shall be determined by the Administrator at the time the option is granted and stated in the individual agreement. With respect to incentive options, the option period shall not extend more than 10 years from the date on which the option is granted. Any option or portion thereof not exercised before expiration of the option period shall terminate. The period or periods during which an option may become exercisable shall be determined by the Administrator in a manner consistent with the terms of the Plan.

                  (ii) An option may be exercised by giving written notice to the Corporation at such place as the Corporation or its designee shall direct. Such notice shall specify the number of shares to be purchased pursuant to an option and the aggregate purchase price to be paid therefor, and shall be accompanied by the payment of such purchase price. Unless the individual option agreement provides otherwise, such payment shall be in the form of (A) cash; (B) delivery (by either actual delivery or attestation) of shares of Common Stock owned by the participant at the time of exercise and acceptable to the Administrator; (C) shares of Common Stock withheld upon exercise; (D) delivery of written notice of exercise to the Corporation and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to the Corporation the amount of sale or loan proceeds to pay the option price; or (E) a combination of the foregoing methods. Shares tendered or withheld in payment on the exercise of an option shall be valued at their fair market value on the date of exercise, as determined by the Administrator by applying the provisions of Section 6(c)(ii).

                  (iii) Unless an individual option agreement provides otherwise, no option granted to a participant who was an employee at the time of grant shall be exercised unless the participant is, at the time of exercise, an employee as described in Section 5(a), and has been an employee continuously since the date the option was granted, subject to the following:

                           (A) An option shall not be affected by any change in
                  the terms, conditions or status of the participant's employment, provided that the participant continues to be an employee of the Corporation or a related corporation.

                           (B) The employment relationship of a participant
                  shall be treated as continuing intact for any period that the participant is on military or sick leave or other bona fide leave of absence, provided that the period of such leave does not exceed 90 days, or, if longer, as long as the participant's right to reemployment is guaranteed either by statute or by contract. The employment relationship of a participant shall also be treated as continuing intact while the participant is not in active service because of disability. The Administrator shall have sole authority to determine whether a participant is disabled and, if applicable, the date of a participant's termination of employment or service for any reason (the "termination date").

                           (C) Unless an individual option agreement provides
                  otherwise, if the employment of a participant is terminated because of disability, or if the participant dies while he is an employee, the option may be exercised only to the extent exercisable on the participant's termination date, except that the Administrator may in its discretion accelerate the date for exercising all or any part of the option which was not otherwise exercisable on the termination date. The option must be exercised, if at all, prior to the first to occur of the following, whichever shall be applicable: (X) the close of the period of 12 months next succeeding the termination date; or
                  (Y) the close of the option period. In the event of the participant's death, such option shall be exercisable by such person or persons as shall have acquired the right to exercise the option by will or by the laws of intestate succession.

                           (D) Unless an individual option agreement provides
                  otherwise, if the employment of the participant is terminated for any reason other than disability, death or for "cause," his option may be exercised to the extent exercisable on his termination date, except that the Administrator may in its discretion accelerate the date for exercising all or any part of the option which was not otherwise exercisable on the termination date. The option must be exercised, if at all, prior to the first to occur of the following, whichever shall be applicable: (X) the close of the period of 90 days next succeeding the termination date; or (Y) the close of the option period. If the participant dies following such termination of employment and prior to the earlier of the dates specified in (X) or (Y) of this subparagraph (D), the participant shall be treated as having died while employed under subparagraph (C) immediately preceding (treating for this purpose the participant's date of termination of employment as the termination date). In the event of the participant's death, such option shall be exercisable by such person or persons as shall have acquired the right to exercise the option by will or by the laws of intestate succession.

                           (E) Unless an individual option agreement provides
                  otherwise, if the employment of the participant is terminated for "cause," his option shall lapse and no longer be exercisable as of his termination date, as determined by the Administrator. For purposes of this subparagraph (E) and subparagraph (D), the participant's termination shall be for "cause" if such termination results from the participant's (X) dishonesty; (Y) refusal to perform his duties for the Corporation; or (Z) engaging in conduct that could be materially damaging to the Corporation without a reasonable good faith belief that such conduct was in the best interest of the Corporation. The determination of "cause" shall be made by the Administrator and its determination shall be final and conclusive.

                           (F) Notwithstanding the foregoing, the Administrator
                  shall have authority, in its discretion, to extend the period during which an option may be exercised; provided that, in the event that any such extension shall cause an incentive option to be designated as a nonqualified option, no such extension shall be made without the prior written consent of the participant.

                  (iv) Unless an individual option agreement provides otherwise, an option granted to a participant who was a non-employee director of the Corporation or a related corporation at the time of grant may be exercised only to the extent exercisable on the date of the participant's termination of service to the Corporation or a related corporation (unless the termination was for cause), and must be exercised, if at all, prior to the first to occur of the following, as applicable: (X) the close of the period of one year next succeeding the termination date; or (Y) the close of the option period. If the services of such a participant are terminated for cause (as defined in Section 6(d)(iii)(E) herein), his option shall lapse and no longer be exercisable as of his termination date, as determined by the Administrator. Notwithstanding the foregoing, the Administrator may in its discretion accelerate the date for exercising all or any part of an option which was not otherwise exercisable on the termination date or extend the period during which an option may be exercised, or both.

                  (v) Unless an individual option agreement provides otherwise, an option granted to a participant who was an independent contractor of the Corporation or a related corporation at the time of grant (and who does not thereafter become an employee, in which case he shall be subject to the provisions of Section 6(d)(iii) herein) may be exercised only to the extent exercisable on the date of the participant's termination of service to the Corporation or a related corporation (unless the termination was for cause), and must be exercised, if at all, prior to the first to occur of the following, as applicable: (X) the close of the period of 90 days next succeeding the termination date; or (Y) the close of the option period. If the services of such a participant are terminated for cause (as defined in Section 6(d)(iii)(E) herein), his option shall lapse and no longer be exercisable as of his termination date, as determined by the Administrator. Notwithstanding the foregoing, the Administrator may in its discretion accelerate the date for exercising all or any part of an option which was not otherwise exercisable on the termination date or extend the period during which an option may be exercised, or both.

                  (vi) A participant or his legal representative, legatees or distributees shall not be deemed to be the holder of any shares subject to an option and shall not have any rights of a shareholder unless and until certificates for such shares have been issued and delivered to him or them under the Plan. A certificate or certificates for shares of Common Stock acquired upon exercise of an option shall be issued in the name of the participant (or his beneficiary) and distributed to the participant (or his beneficiary) as soon as practicable following receipt of notice of exercise and payment of the purchase price (except as may otherwise be determined by the Corporation in the event of payment of the option price pursuant to Section 6(d)(ii)(D) herein).

         (e) Nontransferability of Options

                  (i) Incentive options shall not be transferable other than by will or the laws of intestate succession. Nonqualified options shall not be transferable other than by will or the laws of intestate succession, except as may be permitted by the Administrator in a manner consistent with the registration provisions of the Securities Act of 1933, as amended (the "Securities Act"). Except as may be permitted by the preceding sentence, an option shall be exercisable during the participant's lifetime only by him or by his guardian or legal representative. The designation of a beneficiary does not constitute a transfer.

                  (ii) If a participant is subject to Section 16 of the Exchange Act, shares of Common Stock acquired upon exercise of an option may not, without the consent of the Administrator, be disposed of by the participant until the expiration of six months after the date the option was granted.

7.       STOCK APPRECIATION RIGHTS

         (a) Grant of SARs: Subject to the limitations of the Plan, the Administrator may in its sole and absolute discretion grant SARs to such eligible individuals, in such numbers, upon such terms and at such times as the Administrator shall determine. SARs may be granted to an optionee of an option (hereinafter called a "related option") with respect to all or a portion of the shares of Common Stock subject to the related option (a "tandem SAR") or may be granted separately to an eligible individual (a "freestanding SAR").

         (b) Tandem SARs: A tandem SAR may be granted either concurrently with the grant of the related option or (if the related option is a nonqualified option) at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such related option. Tandem SARs shall be exercisable only at the time and to the extent that the related option is exercisable (and may be subject to such additional limitations on exercisability as the Administrator may provide in the agreement), and in no event after the complete termination or full exercise of the related option. For purposes of determining the number of shares of Common Stock that remain subject to such related option and for purposes of determining the number of shares of Common Stock in respect of which other awards may be granted, a related option shall be considered to have been surrendered upon the exercise of a tandem SAR to the extent of the number of shares of Common Stock with respect to which such tandem SAR is exercised. Upon the exercise or termination of a related option, the tandem SARs with respect thereto shall be canceled automatically to the extent of the number of shares of Common Stock with respect to which the related option was so exercised or terminated. Subject to the limitations of the Plan, upon the exercise of a tandem SAR, the participant shall be entitled to receive from the Corporation, for each share of Common Stock with respect to which the tandem SAR is being exercised, consideration equal in value to the excess of the fair market value of a share of Common Stock on the date of exercise over the related option price per share; provided, that the Administrator may establish a maximum value payable for such SARs.

         (c) Freestanding SARs: Unless an individual agreement provides otherwise, the base price of a freestanding SAR shall be not less than 100% of the fair market value of the Common Stock (as determined in accordance with Section 6(c)(ii) herein) on the date of grant of the freestanding SAR. Subject to the limitations of the Plan, upon the exercise of a freestanding SAR, the participant shall be entitled to receive from the Corporation, for each share of Common Stock with respect to which the freestanding SAR is being exercised, consideration equal in value to the excess of the fair market value of a share of Common Stock on the date of exercise over the base price per share of such freestanding SAR; provided, that the Administrator may establish a maximum value payable for such SARs.

         (d) Exercise of SARs:

                  (i) Subject to the terms of the Plan, SARs shall be exercisable in whole or in part upon such terms and conditions as may be established by the Administrator and stated in the related agreement. The period during which an SAR may be exercisable shall not exceed 10 years from the date of grant or, in the case of tandem SARs, such shorter option period as may apply to the related option. Any SAR or portion thereof not exercised before expiration of the exercise period established by the Administrator shall terminate.

                  (ii) SARs may be exercised by giving written notice to the Corporation at such place as the Administrator or its designee shall direct. The date of exercise of an SAR shall mean the date on which the Corporation shall have received proper notice from the participant of the exercise of such SAR.

                  (iii) No SAR may be exercised unless the participant is, at the time of exercise, an eligible participant, as described in Section 5, and has been a participant continuously since the date the SAR was granted, subject to the provisions of Sections 6(d)(iii), (iv) and (v) herein.

         (e) Consideration: The consideration to be received upon the exercise of the SAR by the participant shall be paid in cash, shares of Common Stock (valued at fair market value on the date of exercise of such SAR in accordance with Section 6(c)(ii) herein) or a combination of cash and shares of Common Stock, as elected by the Administrator. The Corporation's obligation arising upon the exercise of the SAR may be paid currently or on a deferred basis with such interest or earnings equivalent, if any, as the Administrator may determine. A certificate or certificates for shares of Common Stock acquired upon exercise of an SAR for shares shall be issued in the name of the participant (or his beneficiary) and distributed to the participant (or his beneficiary) as soon as practicable following receipt of notice of exercise. A participant or his legal representative, legatees or distributees shall not be deemed to be the holder of any shares subject to an SAR and shall not have any rights as a shareholder unless and until certificates for such shares have been issued and delivered to him or them under the Plan. No fractional shares of Common Stock will be issuable upon exercise of the SAR and, unless otherwise provided in the applicable agreement, the participant will receive cash in lieu of fractional shares.

         (f) Limitations: The applicable SAR agreement shall contain such terms, conditions and limitations consistent with the Plan as may be specified by the Administrator. Unless otherwise provided in the applicable agreement or the Plan, any such terms, conditions or limitations relating to a tandem SAR shall not restrict the exercisability of the related option.

         (g) Nontransferability:

                  (i) SARs shall not be transferable other than by will or the laws of intestate succession. SARs may be exercised during the participant's lifetime only by him or by his guardian or legal representative. The designation of a beneficiary does not constitute a transfer.

                  (ii) If the participant is subject to Section 16 of the Exchange Act, shares of Common Stock acquired upon exercise of an SAR may not, without the consent of the Administrator, be disposed of by the participant until the expiration of six months after the date the SAR was granted.

8.       RESTRICTED AWARDS

         (a) Grant of Restricted Awards: Subject to the limitations of the Plan, the Administrator may in its sole and absolute discretion grant restricted awards to such individuals in such numbers, upon such terms and at such times as the Administrator shall determine. A restricted award may consist of a restricted stock award or a restricted unit, or both. Restricted awards shall be payable in cash or whole shares of Common Stock (including restricted stock), or partly in cash and partly in whole shares of Common Stock, in accordance with the terms of the Plan and the sole and absolute discretion of the Administrator. The Administrator shall determine the nature, length and starting date of the period, if any, during which a restricted award may be earned (the "restriction period"), and shall determine the conditions which must be met in order for a restricted award to be granted or to vest or be earned (in whole or in part), which conditions may include, but are not limited to, attainment of performance objectives, completion of the restriction period (or a combination of attainment of performance objectives and completion of the restriction period), retirement, displacement, disability or death, or any combination of such conditions. In the case of restricted awards based upon performance criteria, or a combination of performance criteria and continued service, the Administrator shall determine the performance objectives to be used in valuing restricted awards and determine the extent to which such awards have been earned. Performance objectives may vary from participant to participant and between groups of participants and shall be based upon such Corporation, business unit and/or individual performance factors and criteria as the Administrator in its sole discretion may deem appropriate, including, but not limited to, sales goals, earnings per share, return on equity, return on assets or total return to shareholders. The Administrator shall have sole authority to determine whether and to what degree restricted awards have been earned and are payable and to interpret the terms and conditions of restricted awards and the provisions herein. The Administrator shall also determine the form and terms of payment of awards. The Administrator, in its sole and absolute discretion, may accelerate the date that any restricted award granted to the participant shall be deemed to be earned in whole or in part, without any obligation to accelerate such date with respect to other restricted awards.

         (b) Forfeiture of Restricted Awards: Unless an individual agreement provides otherwise, if the employment or service of a participant shall be terminated for any reason and the participant has not yet earned all or part of a restricted award pursuant to the terms of the Plan and the individual agreement, such award to the extent not then earned shall be forfeited immediately upon such termination and the participant shall have no further rights with respect thereto.

         (c) Dividend and Voting Rights; Share Certificates: Unless an individual agreement provides otherwise, (i) a participant shall have no dividend rights or voting rights or other rights as a shareholder with respect to shares subject to a restricted award that has not yet vested; and (ii) a certificate or certificates for shares representing a restricted award payable in shares shall be issued in the name of the participant (or his beneficiary) and distributed to the participant (or his beneficiary) as soon as practicable after the shares subject to the award shall be earned.

         (d) Nontransferability:

                  (i) The recipient of a restricted award shall not sell, transfer, assign, pledge or otherwise encumber shares subject to the award until all conditions to vesting have been met and shares have been issued and delivered to him.

                  (ii) Restricted awards shall not be transferable other than by will or the laws of intestate succession. The designation of a beneficiary does not constitute a transfer.

                  (iii) If a participant of a restricted award is subject to
         Section 16 of the Exchange Act, shares of Common Stock subject to such award may not, without the consent of the Administrator, be sold or otherwise disposed of within six months following the date of grant of such award.

9.       WITHHOLDING

         The Corporation shall withhold all required local, state and federal taxes from any amount payable in cash with respect to an award. The Corporation shall require any recipient of an award payable in shares of the Common Stock to pay to the Corporation in cash the amount of any tax or other amount required by any governmental authority to be withheld and paid over by the Corporation to such authority for the account of such recipient. Notwithstanding the foregoing, the Corporation may establish procedures to permit a recipient to satisfy such obligation in whole or in part, and any other local, state or federal income tax obligations relating to such an award, by electing (the "election") to have the Corporation withhold shares of Common Stock from the shares to which the recipient is entitled. The number of shares to be withheld shall have a fair market value as of the date that the amount of tax to be withheld is determined as nearly equal as possible to (but not exceeding) the amount of such obligations being satisfied. Each election must be made in writing to the Administrator in accordance with election procedures established by the Administrator.

10.      SECTION 16(b) COMPLIANCE

         It is the general intent of the Corporation that transactions under the Plan which are subject to Section 16 of the Exchange Act shall comply with Rule 16b-3 under the Exchange Act. Notwithstanding anything in the Plan to the contrary, the Administrator, in its sole and absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other participants.

11.      NO RIGHT OR OBLIGATION OF CONTINUED EMPLOYMENT

         Nothing in the Plan shall confer upon the participant any right to continue in the service of the Corporation or a related corporation as an employee, director, or independent contractor or to interfere in any way with the right of the Corporation or a related corporation to terminate the participant's employment or service at any time. Except as otherwise provided in the Plan or an individual agreement, awards granted under the Plan to employees of the Corporation or a related corporation shall not be affected by any change in the duties or position of the participant, as long as such individual remains an employee of, or in service to, the Corporation or a related corporation.

12.      UNFUNDED PLAN; RETIREMENT PLANS

         (a) Neither a participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Corporation or any related corporation, including, without limitation, any specific funds, assets or other property which the Corporation or any related corporation, in their discretion, may set aside in anticipation of a liability under the Plan. A participant shall have only a contractual right to the Common Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Corporation or any related corporation. Nothing contained in the Plan shall constitute a guarantee that the assets of such corporations shall be sufficient to pay any benefits to any person.

         (b) In no event shall any amounts accrued, distributable or payable under the Plan be treated as compensation for the purpose of determining the amount of contributions or benefits to which any person shall be entitled under any retirement plan sponsored by the Corporation or a related corporation that is intended to be a qualified plan within the meaning of Section 401(a) of the Code.

13.      AMENDMENT AND TERMINATION OF THE PLAN

         The Plan and any award granted under the Plan may be amended or terminated at any time by the Board of Directors of the Corporation; provided, that (i) approval of an amendment to the Plan by the shareholders of the Corporation shall be required to the extent, if any, that shareholder approval of such amendment is required by applicable law, rule or regulation; and (ii) such amendment or termination of an award shall not, without the consent of a recipient of an award, adversely affect the rights of the recipient with respect to an outstanding award.

14.      RESTRICTIONS ON SHARES

         The Corporation may impose such restrictions on any shares representing awards hereunder as it may deem advisable, including without limitation restrictions under the federal securities laws, the requirements of any stock exchange or similar organization and any blue sky or state securities laws applicable to such shares. Notwithstanding any other Plan provision to the contrary, the Corporation shall not be obligated to issue, deliver or transfer shares of Common Stock under the Plan or make any other distribution of benefits under the Plan, or take any other action, unless such delivery, distribution or action is in compliance with all applicable laws, rules and regulations (including but not limited to the requirements of the Securities Act). The Corporation may cause a restrictive legend to be placed on any certificate issued pursuant to an award hereunder in such form as may be prescribed from time to time by applicable laws and regulations or as may be advised by legal counsel.

15.      APPLICABLE LAW

         The Plan shall be governed by and construed in accordance with the laws of the State of North Carolina, without regard to the conflict of laws provisions of any state.

16.      SHAREHOLDER APPROVAL

         The Plan is subject to approval by the shareholders of the Corporation, which approval must occur, if at all, within 12 months of the effective date of the Plan. Awards granted prior to such shareholder approval shall be conditioned upon and shall be effective only upon approval of the Plan by such shareholders on or before such date.

17.      CHANGE OF CONTROL

         (a) Notwithstanding any other provision of the Plan to the contrary, in the event of a change of control (as defined in Section 17(b) herein):

                  (i) All options and SARs outstanding as of the date of such change of control shall become fully exercisable, whether or not then otherwise exercisable.

                  (ii) Any restrictions including but not limited to the restriction period applicable to any restricted award shall be deemed to have expired, and such restricted awards shall become fully vested and payable to the fullest extent of the original grant of the applicable award.

                  (iii) Notwithstanding the foregoing, in the event of a merger, share exchange, reorganization or other business combination affecting the Corporation or a related corporation, the Administrator may, in its sole and absolute discretion, determine that any or all awards granted pursuant to the Plan shall not vest or become exercisable on an accelerated basis, if the Corporation or the board of directors of the surviving or acquiring corporation, as the case may be, shall have taken such action, including but not limited to the assumption of awards granted under the Plan or the grant of substitute awards (in either case, with substantially similar terms as awards granted under the Plan), as in the opinion of the Administrator is equitable or appropriate to protect the rights and interests of participants under the Plan. For the purposes herein, if the Committee is acting as the Administrator authorized to make the determinations provided for in this Section 17(a)(iii), the Committee shall be appointed by the Board of Directors, two-thirds of the members of which shall have been directors of the Corporation prior to the merger, share exchange, reorganization or other business combinations affecting the Corporation or a related corporation.

         (b) For the purposes herein, a "change of control" shall be deemed to have occurred on the earliest of the following dates:

                  (i) The date any entity or person that is not a shareholder on the effective date of the Plan shall have become the beneficial owner of, or shall have obtained voting control over, fifty-one percent (51%) or more of the outstanding Common Stock of the Corporation;

                  (ii) The date the shareholders of the Corporation approve a definitive agreement (A) to merge or consolidate the Corporation with or into another corporation, in which the Corporation is not the continuing or surviving corporation or pursuant to which any shares of Common Stock of the Corporation would be converted into cash, securities or other property of another corporation, other than a merger or consolidation of the Corporation in which holders of Common Stock immediately prior to the merger or consolidation have the same proportionate ownership of Common Stock of the surviving corporation immediately after the merger as immediately before, or (B) to sell or otherwise dispose of all or substantially all the assets of the Corporation; or

                  (iii) The date there shall have been a change in a majority of the Board of Directors of the Corporation within a 12-month period unless the nomination for election by the Corporation's shareholders of each new director was approved by the vote of two-thirds of the directors then still in office who were in office at the beginning of the 12-month period.

         (For purposes herein, the term "person" shall mean any individual, corporation, partnership, group, association or other person, as such term is defined in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, other than the Corporation, a subsidiary of the Corporation or any employee benefit plan(s) sponsored or maintained by the Corporation or any subsidiary thereof, and the term "beneficial owner" shall have the meaning given the term in Rule 13d-3 under the Exchange Act.)

18.      CERTAIN DEFINITIONS

         In addition to other terms defined in the Plan, the following terms shall have the meaning indicated:

         (a) "Agreement" means any written agreement or agreements between the Corporation and the recipient of an award pursuant to the Plan relating to the terms, conditions and restrictions of options, SARs, restricted awards and any other awards conferred herein.

         (b) "Covered employee" shall have the meaning given the term in Section 162(m) of the Code or the regulations thereunder.

         (c) "Disability" shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than twelve months.

         (d) "Parent" or "parent corporation" shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation if each corporation other than the Corporation owns stock possessing 50% or more of the total combined voting power of all classes of stock in another corporation in the chain.

         (e) "Predecessor" or "predecessor corporation" means a corporation which was a party to a transaction described in Section 424(a) of the Code (or which would be so described if a substitution or assumption under Section 424(a) had occurred) with the Corporation, or a corporation which is a parent or subsidiary of the Corporation, or a predecessor of any such corporation.

         (f) "Related corporation" means any parent, subsidiary or predecessor of the Corporation.

         (g) "Restricted stock" shall mean shares of Common Stock which are subject to restricted awards payable in shares, the vesting of which is subject to restrictions set forth in the Plan or the agreement relating to such award.

         (h) "Retirement" shall mean retirement in accordance with the retirement policies and procedures established by the Corporation, unless an individual agreement establishes a different meaning for such term.

         (i) "Subsidiary" or "subsidiary corporation" means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if each corporation other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in another corporation in the chain.

         IN WITNESS WHEREOF, this 1999 Stock Incentive Plan of RF Micro Devices, Inc., is, by the authority of the Board of Directors of the Corporation, executed in behalf of the Corporation, the ____ day of _______________, 1999.

                                         RF MICRO DEVICES, INC.

                                         By:
                                             -----------------------------------
                                         Name: _________________________________
                                         Title: ________________________________

ATTEST:


----------------------------------
Secretary

[Corporate Seal]

                        2000 DECLARATION OF AMENDMENT TO
                            1999 STOCK INCENTIVE PLAN
                                       OF
                             RF MICRO DEVICES, INC.


        THIS 2000 DECLARATION OF AMENDMENT, is made this 3rd day of January, 2000, by RF MICRO DEVICES, INC. (the "Corporation"), to the Corporation's 1999 Stock Incentive Plan (the "1999 Plan").

                                R E C I T A L S:

        WHEREAS, the Board of Directors of the Corporation has deemed it advisable to amend Section 17(b)(i) of the 1999 Plan; and

        WHEREAS, the Corporation desires to evidence such amendment by this Declaration of Amendment.

        NOW, THEREFORE, IT IS DECLARED that, effective January 3, 2000, the 1999 Plan shall be and hereby is amended as follows:

        1. Amendment to Section 17. Section 17 ("Change of Control") of the 1999 Plan is hereby amended by deleting Section 17(b)(i) and inserting the following in lieu thereof:

                "(i) The date any entity or person shall have become the beneficial owner of, or shall have obtained voting control over, fifty-one percent (51%) or more of the outstanding Common Stock of the Corporation;"

        2. Continued Effect. Except as set forth herein, the 1999 Plan shall remain in full force and effect.

        IN WITNESS WHEREOF, this Declaration of Amendment is executed on behalf of RF Micro Devices, Inc. as of the day and year first above written.


                                            RF MICRO DEVICES, INC.


                                            By:
                                                --------------------------------
                                                David A. Norbury, President and
                                                Chief Executive Officer
ATTEST:


---------------------------------
Powell T. Seymour, Secretary

[Corporate Seal]